UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2023

Magnolia Oil & Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38083	81-5365682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Nine Greenway Plaza, Suite 1300 Houston, Texas 77046
(Address of principal executive offices, including zip code)

(713) 842-9050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 Per Share	MGY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a)Magnolia Oil & Gas Corporation (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”) on May 3, 2023.

(b)The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, votes withheld or cast against, abstentions and broker non-votes for each proposal is set forth below:

1.  Each of the seven (7) nominees for director was elected to serve a one (1) year term, commencing on the date of the Annual Meeting. The final voting results were as follows:

Nominees	For	Withheld	Broker Non-Votes
Christopher G. Stavros	196,239,843	1,838,949	6,285,135
Arcilia C. Acosta	167,296,850	30,781,942	6,285,135
Angela M. Busch	182,139,764	15,939,028	6,285,135
Edward P. Djerejian	189,455,039	8,623,753	6,285,135
James R. Larson	189,463,243	8,615,549	6,285,135
Dan F. Smith	194,672,519	3,406,273	6,285,135
John B. Walker	196,001,309	2,077,483	6,285,135

2.  The shareholders approved an advisory, non-binding resolution regarding the compensation of the Company’s named executive officers for 2022 (the “say-on-pay” vote). The final voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
195,702,306	2,167,357	209,129	6,285,135

3.  The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year was ratified. The final voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
204,035,037	61,060	267,830	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNOLIA OIL & GAS CORPORATION

Date: May 4, 2023	By: /s/ Timothy D. Yang
Name: Timothy D. Yang
Title: Executive Vice President, General Counsel, Corporate Secretary and Land

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